UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

CHINA BAK BATTERY, INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

January 28, 2011

Dear Stockholder:

On behalf of the Board of Directors of China BAK Battery, Inc. (the “Company” or “we”), I invite you to attend our 2011 Annual Meeting of Stockholders (the “Annual Meeting”). We hope you can join us. The Annual Meeting will be held:

At:	BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China

On:	March 9, 2011

Time:	9:00 a.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the proxy card, and our 2010 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s accountants, an advisory vote on executive compensation as disclosed in the enclosed Proxy Statement, an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years, and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote online or, if you prefer, submit by mail a paper copy of your proxy or vote instruction form, so that your shares are represented at the meeting. You may also revoke your proxy or vote instructions before or at the Annual Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China BAK Battery, Inc. We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact our Investor Relations Department at China BAK Battery, Inc., BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China; Telephone: 011 (86-755) 8977-0093; Fax: 011 (86-755) 8977-0527; E-mail: IR@bak.com.cn.

Sincerely,

/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer

CHINA BAK BATTERY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

March 9, 2011

To the Stockholders of CHINA BAK BATTERY, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of China BAK Battery, Inc., a Nevada corporation (the “Company”), will be held on Wednesday, March 9, 2011, at 9:00 a.m., local time, at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China for the following purposes:

1.

To elect 5 persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Audit Committee of PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011;

3.	To hold an advisory vote on executive compensation as disclosed in these materials;

4.	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 17, 2011 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we filed this Proxy Statement with the SEC on January 28, 2011. In accordance with the SEC’s rules, on or before January 28, 2011, we will mail our Notices of Internet Availability of Proxy Materials (and, to the extent required or appropriate, full sets of proxy materials) to the record and beneficial owners of our common stock as of the close of business on the Record Date. In accordance with the SEC’s rules, we will also post all of our proxy materials at the website address(es) specified in our Notices of Internet Availability of Proxy Materials no later than January 28, 2011.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice. Our 2010 Annual Report is part of the full set of our proxy materials, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or vote instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being mailed to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. This will enable you to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors,
/s/ Ke Marcus Cui
Secretary

January 28, 2011

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
PROXY STATEMENT	4
INFORMATION CONCERNING SOLICITATION AND VOTING	4
Who May Vote	4
Voting Your Proxy	5
Revoking Your Proxy	5
Solicitation of Proxies	5
Delivery of Proxy Materials to Households	5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	7
Security Ownership of Certain Beneficial Owners and Management	7
Changes in Control	9
Interest of Officers and Directors in Matters to Be Acted Upon	9
Securities Authorized for Issuance Under Equity Compensation Plans	9
Equity Compensation Plan Information	9
PROPOSAL 1: ELECTION OF DIRECTORS	10
Director Selection	11
NOMINEES	11
Director Qualifications	11
Qualifications for All Directors	11
Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole	12
Summary of Qualifications of 2011 Nominees for Director	12
General Information	12
Involvement in Certain Legal Proceedings	14
Director Independence	14
Governance Structure	14
The Board’s Role in Risk Oversight	15
COMMITTEES OF THE BOARD OF DIRECTORS	15
Committees and Meetings	15
Audit Committee	16
Compensation Committee	17
Compensation Committee Interlocks and Insider Participation	17
Nominating and Corporate Governance Committee	18
Code of Business Ethics and Conduct	18
REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010	19
COMPENSATION DISCUSSION AND ANALYSIS	20
Compensation Philosophy	20
Elements of Compensation	20
Base Salary	20
Bonuses	20
Equity Incentives	20
Retirement Benefits	21
Perquisites	21
REPORT OF THE COMPENSATION COMMITTEE FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010	21
EXECUTIVE COMPENSATION	22
Compensation Policies and Practices	22
Summary Compensation Table	22
Summary of Employment Agreements	23
Material Terms of Standard Employment Agreement	23
Grants of Plan-Based Awards For Fiscal Year 2010	24
Outstanding Equity Awards at Fiscal Year-End 2010	25
Option Exercises and Stock Vested	26
Potential Payments upon Termination or Change in Control	26
Compensation of Directors – 2010	27
Changes in Director Compensation in Fiscal Year 2011	28

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	29
Policies and Procedures Relating to Transactions with Related Persons	29
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	31
Auditor Fees and Services	31
Audit Fees	31
Audit-Related Fees	32
Tax Fees	32
All Other Fees	32
Pre-Approval Policies and Procedures	32
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	32
PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	33
OTHER INFORMATION	33
GENERAL	34
STOCKHOLDER COMMUNICATIONS	34
STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING	34
ANNUAL REPORT ON FORM 10-K	34

CHINA BAK BATTERY, INC.
BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China

_________________

PROXY STATEMENT
_________________

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China BAK Battery, Inc., a Nevada corporation (the “Company” or “we”), for the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at 9:00 a.m., local time, on Wednesday, March 9, 2011, and at any adjournment(s) or postponement(s) thereof, at the principal executive offices of the Company, located at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China.

The date on which the Proxy Statement and form of proxy card are intended to be sent or made available to stockholders is January 28, 2011.

The purposes of the Annual Meeting are to seek stockholder approval of four proposals: (i) electing five (5) directors to the Board of Directors of the Company (the “Board”); (ii) ratifying the appointment of the Company’s independent registered accountants for fiscal year 2011; (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials; and (iv) a frequency of every three years for future advisory votes on executive compensation. We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote

Only stockholders of record of our Common Stock, par value $0.001 per share (“Common Stock”), as of the close of business on January 17, 2011 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, during office hours, at the executive offices of the Company at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen 518119, People’s Republic of China, by contacting the Secretary of the Company.

The presence at the Annual Meeting of thirty-three and one-third percent (33-1/3%) of the outstanding shares of Common Stock entitled to vote as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy or voter instructions, even if you abstain as to one or more proposals, or you are present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 63,616,276 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Annual Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that is being mailed to you. If you have received printed copies of the proxy materials by mail, or if you request printed copies of the proxy materials by mail by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you, you can also vote by mail by completing, dating, and signing the proxy or vote instruction form and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may submit your vote over the Internet until 11:59pm (EST) on March 7, 2011. If you vote by mail, please be aware that we can recognize your vote only if we receive it by close of business of the second business day before the Annual Meeting.

You may also vote in person at the Annual Meeting. If your shares are held through a broker, trust, bank, or other nominee, please refer to the Notice of Internet Availability of Proxy Materials mailed to you and any other information forwarded to you by such holder of record to obtain a valid proxy from it. You will need to bring this legal proxy with you to the Annual Meeting in order to vote in person.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If you are a registered holder and no specific instructions are given the shares will be voted FOR all of the proposals. If you are a beneficial holder (i.e., you hold your shares through a bank or broker), the shares will be voted FOR ratification of PKF as the Company’s independent registered public accounting firm, and will be deemed broker non-votes as to the other proposals. In addition, if other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. Approval of Proposal 1 (Election of Directors), requires that the five candidates proposed for election as directors at the Annual Meeting be elected by at least a plurality of the votes cast at the Annual Meeting. Approval of Proposal 2 (Ratification of the Selection of Independent Auditors) requires that the number of votes that stockholders cast “for” exceed the votes that stockholders cast “against”. Approval of Proposal 3 (Advisory Vote on Executive Compensation) also requires that the number of votes that stockholders cast “for” exceed the votes that stockholders cast “against”. With respect to Proposal 4 (Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation), the alternative receiving the greatest number of votes — every year, every two years or every three years — will be the frequency that stockholders approve. In counting the votes cast, only those cast as “for” or “against” a matter are included. Please note that you cannot vote “against” a nominee for director, although you may withhold your vote from a nominee. Withheld, abstain and broker non-votes will be counted for purposes of establishing quorum only.

Brokers are permitted, but not required, to use discretionary authority to vote shares on routine matters such as the ratification of the selection of the independent registered public accounting firm, but are not permitted to use discretionary authority to vote shares on non-routine matters including the election of directors, the advisory vote on executive compensation, and the advisory vote on the frequency of an advisory vote on executive compensation.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet by using the procedure to vote your shares online described in the Notice of Internet Availability of Proxy Materials that you receive. You may also revoke your proxy by mail by requesting a copy be mailed to you, executing a subsequently-dated proxy or vote instruction form, and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States. You may also revoke your proxy by your attendance and voting in person at the Annual Meeting. Mere attendance at the meeting will not revoke a proxy or voter instructions. We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting. You may revoke your vote over the Internet until 11:59pm (EST) on March 7, 2011. If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business of the second business day before the Annual Meeting.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Annual Meeting, to vote your shares as described above.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company may solicit proxies personally or by telephone and will receive no extra compensation from such activities. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2010 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2010 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, upon such request. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report, Proxy Statement, and/or Notice of Internet Availability of Proxy Materials at your residence, and would like to receive a separate copy of our Annual Report, Proxy Statement, and Notice of Internet Availability of Proxy Materials for future stockholder meetings of the Company, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, and you would like to receive a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials that is addressed to you and specify this preference in your request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on January 19, 2011 (the “Reference Date”) for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and nominees, and (iv) all of our executive officers and directors as a group:

Names of Management and Names and Addresses	Amount and Nature of
of Certain Beneficial Owners (1)	Beneficial Ownership (1)
	Number (2)	Percent (3)
Xiangqian Li (4) c/o China BAK Battery, Inc. BAK Industrial Park No. 1 BAK Street Kuichong Town, Longgang District Shenzhen 518119, People’s Republic of China	20,453,887	32.15%
Huanyu Mao (5)	658,142	1.03
Charlene Spoede Budd (6)	18,000	*
Chunzhi Zhang (6)	17,500	*
Richard B. Goodner (6)	22,500	*
Tony Shen (7)	0	*
Kenneth G. Broom (8)	111,674	*
Jun Zou (9)	0	*
All executive officers and directors as a group (8 persons)	21,281,703	33.45%

____________________

* Denotes less than 1% of the outstanding shares of Common Stock.

(1)

The number of shares beneficially owned is determined under Securities and Exchange Commission (“SEC”) rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Reference Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)

Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity.

(3)

A total of 63,616,276 shares of Common Stock are considered to be outstanding on the Reference Date. For each beneficial owner above, any Presently Exercisable securities of such beneficial owner have been included in the denominator, pursuant to Rule 13d- 3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(4)

On May 29, 2008, Mr. Li was granted an option to purchase 1,080,000 shares of Common Stock at an exercise price of $4.18, the average closing price of the five trading days preceding May 29, 2008. The option is subject to a three-year vesting schedule, with the first 1/12 vesting on the last day of the full fiscal quarter following the date of grant (September 30, 2008), and the remaining 11/12 vesting in eleven equal installments on the last day of each following fiscal quarter. On June 22, 2009, Mr. Li was also granted 500,000 restricted shares of the Common Stock, under the Stock Option Plan. The restricted stock is subject to a five-year vesting schedule. It vests in twenty equal quarterly installments on the first day of each fiscal quarter beginning on October 1, 2009.

(5)

Dr. Mao was granted an option to purchase 200,000 shares of Common Stock on May 16, 2005, at a price of $6.25 per share, 40% of which vested on July 1, 2007, an additional 30% of which vested on January 1, 2008, and the final 30% of which vested on July 1, 2008. On January 28, 2008, Dr. Mao was granted an option to purchase an additional 200,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 16,667 shares on April 28, 2008, an additional 16,667 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 16,663 shares on January 28, 2011. On April 8, 2010, Dr. Mao was granted an option to purchase 100,000 shares of Common Stock, at a price of $2.43 per share; the option has vested as to 25,000 shares, and will vest as to the remaining 75,000 shares in increments of 12,500 shares at the end of each quarter after December 31, 2010 until fully vested.

(6)

On May 12, 2006, Mr. Goodner was granted 5,000 shares of restricted Common Stock, valued at $24,550 on that date. On June 25, 2007, each of Dr. Budd and Mr. Zhang were granted 5,000 shares of restricted Common Stock, valued at $16,750. On July 17, 2007, Mr. Goodner was granted an additional 5,000 shares of restricted Common Stock, valued at $21,650. The restricted Common Stock granted to each director was subject to a one-year vesting schedule, with unvested shares being subject to limitations on transfer and forfeiture provisions. The first 25% of the restricted shares vested on the applicable grant date, and the remaining 75% vested in three equal installments on the last day of each subsequent calendar quarter. On August 6, 2008, each of Dr. Budd, Mr. Zhang, and Mr. Goodner was granted an additional 5,000 shares of restricted Common Stock, valued at $22,800, on the same terms as those governing the May 12, 2006, June 25, 2007 and July 17, 2007 grants. On June 26, 2009, each of Dr. Budd, Mr. Zhang, and Mr. Goodner was granted an additional 5,000 shares of restricted Common Stock, valued at $16,200, on the same terms as those governing the May 12, 2006, June 25, 2007, July 17, 2007, and August 6, 2008 grants. On July 1, 2010, each of Dr. Budd, Mr. Zhang, and Mr. Goodner was granted an additional 5,000 shares of restricted Common Stock, valued at $8,400, on the same terms as those governing the May 12, 2006, June 25, 2007, July 17, 2007, August 6, 2008, and June 26, 2009 grants.

(7)

On June 25, 2007, Mr. Shen was granted an option to purchase 80,000 shares of Common Stock at a price of $3.35 per share. The option vests over two years, with 10,000 shares vesting on the last day of each fiscal quarter following the grant date, with the first vesting date occurring on June 30, 2007. On January 28, 2008, Mr. Shen was granted an option to purchase 120,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable over a three-year period with the option vesting and becoming exercisable as to 1/12 of the total shares every three months beginning on April 28, 2008. Mr. Shen stepped down from his positions as Chief Financial Officer, Secretary and Treasurer as of April 1, 2010. Mr. Shen remained as a consultant to the Company until April 25, 2010 in order to ease the transition for the succeeding Chief Financial Officer. All of Mr. Shen’s options terminated in accordance with their terms upon Mr. Shen’s full departure from the Company on April 25, 2010.

(8)

On June 25, 2007, Mr. Broom was granted an option to purchase 100,000 shares of Common Stock at a price of $3.268 per share. The option vests over four years, with 25,000 shares vesting on July 1 of each year and with the first vesting date occurring on July 1, 2008. On January 28, 2008, Mr. Broom was granted an option to purchase 40,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 3,334 shares on April 28, 2008, an additional 3,334 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 3,326 shares on January 28, 2011.

(9)

Mr. Zou was granted options to purchase a total of 130,000 shares of Common Stock. Mr. Zou resigned from his positions as Chief Financial Officer, Secretary and Treasurer effective December 10, 2010. All of Mr. Zou’s options terminated in accordance with their terms prior to vesting upon Mr. Zou’s resignation from the Company on December 10, 2010.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors since the beginning of the last fiscal year, or any of their associates, have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our Stock Option Plan and our Compensation Plan for Non-Employee Directors as of September 30, 2010. Options exercisable for all of the securities shown in column (a) below were granted under our Stock Option Plan.

Equity Compensation Plan Information

Number of securities
	Number of securities	Weighted-average	remaining available for future
	to be issued upon	exercise price of	issuance under equity
	exercise of	outstanding	compensation plans
	outstanding options,	options, warrants	(excluding securities reflected
	warrants and rights	and rights	in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,199,133	$3.85	1,272,806	(1)
Equity compensation plans not approved by security holders	-	-	-
Total	2,199,133	$3.85	1,272,806	(1)

(1) Includes 477,500 shares of restricted stock that were available for future issuance under our Compensation Plan for Non-Employee Directors and 795,306 shares of restricted stock that were available for future issuance under our Stock Option Plan, as of September 30, 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

Effective December 8, 2006, Article V of our articles of incorporation was amended so that the number of our directors shall be determined in accordance with our Bylaws instead of in accordance with provisions contained in our articles of incorporation. There are currently five (5) directors serving on the Board. At the Annual Meeting, five (5) directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. To be elected, each of the five candidates proposed for election as directors at the Annual Meeting must receive at least a plurality of the votes cast at the Annual Meeting.

Director Selection

There have been no material changes to the procedures by which stockholders may recommend nominees to our board of directors since such procedures were last disclosed. As provided in its Charter, the Nominating and Corporate Governance Committee of the Company’s Board is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Secretary at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China; via email at IR@bak.com.cn; or via fax at (+86) 755-89770527. Stockholder recommendations will be promptly provided to the chairman of the Nominating and Corporate Governance Committee. To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2012 annual meeting, recommendations must be received by the Secretary of the Company not later than the close of business on September 30, 2011 or, if the date of the 2012 annual meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting.

In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board's criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; the international nature of the Company’s operations; educational and professional background; and personal accomplishment. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Corporate Governance Committee also ensures that a majority of nominees would be “independent directors” as defined under the applicable rules of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”). For a description of the qualifications that the Nominating and Corporate Governance Committee seeks in potential nominees, please see “Nominees – Qualifications for All Directors” below.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Xiangqian Li	42	Chairman, President and Chief Executive Officer	January 2005
Huanyu Mao	59	Director, Chief Technology Officer	May 2006
Richard B. Goodner	65	Director	May 2006
Charlene Spoede Budd	72	Director	June 2007
Chunzhi Zhang	48	Director	June 2007

Director Qualifications

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Nominating and Corporate Governance Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board and the Nominating and Corporate Governance Committee do not have a specific diversity policy, but consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in various countries and in significant areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board.

Summary of Qualifications of 2011 Nominees for Director

Xiangqian Li. Mr. Li has extensive senior management experience in the industry in which we operate, having served as our Chief Executive Officer and Chairman since January 2005 and as the Chief Executive Officer or Chairman of various other companies since 2001.

Huanyu Mao. Dr. Mao has a rich knowledge in lithium–ion battery technology, and has served as our Chief Technology Officer since January 20, 2005. Dr. Mao pioneered core technologies on lithium-ion batteries before its commercialization in 1992 and was the inventor under seven U.S. patents relating to lithium-ion technology. Dr. Mao received a doctorate degree in electrochemistry from Memorial University of Newfoundland, Canada where he focused on conductive polymers.

Richard B. Goodner. Mr. Goodner, Chair of the Nominating and Corporate Governance Committee, is an accomplished attorney. He has served as the vice president for legal affairs and general counsel for U.S. Home Systems, Inc., a public company listed on the Nasdaq Global Market. From 1997 to 2003, Mr. Goodner was a partner in the law firm of Jackson Walker L.L.P. Mr. Goodner holds a bachelor of arts degree in economics from Eastern New Mexico University and a law degree from Southern Methodist University.

Charlene Spoede Budd. Dr. Budd, Chair of the Audit Committee of the Board of Directors, currently holds the following professional designations: CPA (Certified Professional Accountant, licensed in Texas, completing over 50 hours of continuing professional education in 2010), CMA (Certified Management Accountant from the Institute of Management Accountants) and CFM (Certified in Financial Management by the Institute of Management Accountants). She has worked with Arthur Andersen and other public accounting firms for short periods of time and taught financial, managerial, and advanced accounting classes for a number of years. Dr. Budd continues to conduct accounting research on an ongoing basis and is an active author on accounting topics.

Chunzhi Zhang. Mr Zhang, Chair of the Compensation Committee, is experienced in securities analysis and investment. Mr. Zhang has accumulated this experience in managerial positions in firms in the securities industry since 1998. Mr. Zhang received his bachelor degree in Economy from Jilin University in 1985.

General Information

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management,” which starts on page 4 of this Proxy Statement.

The following are biographical summaries for our nominees for election as directors:

Xiangqian Li has served as the chairman of our board, our president and chief executive officer since January 20, 2005. He has been a director of BAK International Limited, our Hong Kong incorporated subsidiary, since November 2004. Mr. Li is the founder and has served as the chairman of the board of Shenzhen BAK Battery Co., Ltd., or Shenzhen BAK, our indirect wholly owned subsidiary, since its inception in August 2001, and served as Shenzhen BAK’s general manager since December 2003. From June 2001 to June 2003, Mr. Li was the chairman of Huaran Technology Co., Ltd., a PRC-incorporated company engaged in the car audio business. Mr. Li received a bachelor’s degree in thermal energy and power engineering from the Lanzhou Railway Institute, China and a doctorate degree in quantitative economics from Jilin University in China.

Huanyu Mao has served as a director of the Company since May 12, 2006. He has also served as our chief technology officer since January 20, 2005 and as our chief operating officer from June 30, 2005 to February 24, 2009. Dr. Mao has served as the general manager of BAK International (Tianjin) Limited, our indirect wholly owned subsidiary, since January 4, 2009. Dr. Mao has been the chief scientist of Shenzhen BAK since September 2004. Prior to joining us, between 1997 and September 2004, Dr. Mao was the chief technology officer of Tianjin Lishen, a leading battery manufacturer in China. Dr. Mao pioneered core technologies on lithium-ion battery before its commercialization in 1992 and was the inventor under seven U.S. patents relating to lithium-ion technology. Dr. Mao received a doctorate degree in electrochemistry from Memorial University of Newfoundland, Canada where he focused on conductive polymers.

Richard B. Goodner has served as our director since May 12, 2006. Since June 2003, Mr. Goodner has served as the vice president for legal affairs and general counsel for U.S. Home Systems, Inc., a public company listed on the Nasdaq Global Market. From May 2006 to January 2010, Mr. Goodner was a director of Winner Medical Group Inc. From 1997 to 2003, Mr. Goodner was a partner in the law firm of Jackson Walker L.L.P. Mr. Goodner holds a bachelor of arts degree in economics from Eastern New Mexico University and a law degree from Southern Methodist University.

Charlene Spoede Budd, PhD, CPA, CMA, CFM, PMP, has served as our director since June 25, 2007. Dr. Budd is Professor Emeritus of Accounting at Baylor University, where she was a professor and Emerson O. Henke Chair of Accounting from 1993 through 2005, and where she has taught business classes since 1973. She received her PhD in business administration from The University of Texas-Austin (1982) and her MBA (1973) and undergraduate (1972) degrees from Baylor University. She currently holds certifications as a CPA, CMA, CFM, PMP and in all six professional categories of the theory of constraints. Dr. Budd has served as a member or Chair of the Business Environment & Content Subcommittee of the American Institute of Certified Public Accountants (AICPA) from 2002 to 2008 and has been the Chair, Finance & Metrics (F&M) Committee of the Theory of Constraints International Certification Organization (TOC-ICO) from 2005 to the present. Her latest portfolio/books include Internal Reporting and Improvement Initiatives, Bureau of National Affairs (BNA), Washington, D.C., 2007., and A Practical Guide to Earned Value Project Management, Second Edition, Management Concepts, Vienna, Virginia, , 2010.

Chunzhi Zhang has served as our director since June 25, 2007. Since mid-2005, Mr. Zhang has served as General Manager of AASTOCKS.com, Ltd., Shenzhen Branch, an online stock investment service operating in China. From 2003 through mid-2005, Mr. Zhang served as General Manager of Shenzhen Sharemax Management Co., Ltd, where he was involved in brokerage of Hong Kong-listed stocks, asset management and managing venture capital projects. From 1998 through 2003, Mr. Zhang served as General Manager of Haixing Security Brokerage Co., Ltd, Shenzhen Branch, involved in securities trading and asset management. Prior to joining Haixing Security Brokerage, from 1985 through 1996, Mr. Zhang served as Manager in Hong Kong for China Resources Holding Co., Ltd., an import/export company. Mr. Zhang received his bachelor degree in Economy from Jilin University in 1985.

Each director holds office until the earlier of his or her death, resignation, removal from office by the stockholders, or his or her respective successor is duly elected and qualified. There are no arrangements or understandings between any of our nominees or directors and any other person pursuant to which any of our nominees or directors have been selected for their respective positions. No nominee or director is related to any executive officer or any other nominee or director.

No director of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no family relationships among our directors or officers.

Other than as described above, no director has held any directorship during the past five years with any other public company.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

  been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board has determined that each of our non-employee directors, Mr. Goodner, Dr. Budd, and Mr. Zhang, is an “independent director” as defined by the applicable rules of the SEC and NASDAQ. Each of our non-employee directors serves on the Board’s committees, and therefore all of the members of our board committees are independent as defined under the NASDAQ listing standards and by the SEC. There were and are no transactions, relationships or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors under the applicable independence definitions in determining that each of these directors is independent.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, Mr. Li’s experience and tenure of having been Chairman and Chief Executive Officer since 2005, and felt that his experience, knowledge, and personality allowed him to serve ably as both Chairman and Chief Executive Officer. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

  The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function. The Audit Committee members meet separately with representatives of the Company’s independent auditing firm; and

  The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

  The Nominating and Corporate Governance Committee evaluates risk associated with management decisions and strategic direction and reports concerns to the full Board. In addition, this committee evaluates the performance of independent directors and makes suggestions to the full Board concerning director qualifications and number of independent directors. The committee also oversees the Company’s ethics programs, including the Code of Business Ethics and Conduct.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees and Meetings

Our Board currently has three standing Committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. Each of the three standing Committees is comprised entirely of independent directors as that term is defined under the NASDAQ listing standards applicable to each of these committees. From time to time, the Board may establish other committees.

During the fiscal year ended September 30, 2010, the Board held a total of six meetings. Each director attended 100% of the total number of meetings of the Board and 100% of the meetings of all Committees on which he or she served. We do not have a policy requiring Board members to attend the annual meeting of our stockholders. Two members of the Board attended our 2010 annual meeting of stockholders.

Each of the Charters of our Audit, Compensation and Nominating and Corporate Governance Committees contains a definition for determining whether members of the respective Committee are independent for purposes of that committee. Current copies of these Charters are posted on our Internet website at www.bak.com.cn.

Audit Committee

During the fiscal year ended September 30, 2010, our Audit Committee consisted of our directors Richard B. Goodner, Charlene Spoede Budd and Chunzhi Zhang. Pursuant to the determination of our Board of Directors, Dr. Budd served as the chair of the Audit Committee and as our Audit Committee financial expert as that term is defined by the applicable SEC rules. Each director who has served or is serving on our Audit Committee was or is “independent” as that term is defined under the NASDAQ listing standards for Audit Committee members at all times during their service on such Committee.

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our accounting and financial reporting processes and the audits of the financial statements of our company. During the fiscal year ended September 30, 2010, the Audit Committee held six meetings, in compliance with its Charter. The Audit Committee is responsible for, among other things:

  selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

  reviewing with our independent auditors any audit problems or difficulties and management’s response;

  reviewing and approving certain proposed related-party transactions, as defined in Item 404 of SEC Regulation S-K;

  discussing the annual audited financial statements with management and our independent auditors;

  reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

  annually reviewing and reassessing the adequacy of our Audit Committee Charter;

  such other matters that are specifically delegated to our Audit Committee by our Board from time to time;

  meeting separately and periodically with management and our internal and independent auditors; and

  reporting regularly to the full Board.

Compensation Committee

During the fiscal year ended September 30, 2010, our Compensation Committee consisted of our directors Richard B. Goodner, Charlene Spoede Budd and Chunzhi Zhang, with Mr. Zhang as chair of the Compensation Committee. Each director who has served or is serving on our Compensation Committee was or is “independent” as that term is defined under the NASDAQ listing standards at all times during their service on such Committee. The Compensation Committee has a charter, which is available on our website at www.bak.com.cn.

Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our Chief Executive Officer may not be present at any Committee meeting during which his compensation is deliberated. The Compensation Committee is permitted to delegate its authority in accordance with Nevada law unless prohibited by the Company’s Bylaws or the Compensation Committee Charter. The Compensation Committee held three meetings during the fiscal year ended September 30, 2010, in compliance with its Charter.

The Compensation Committee is responsible for, among other things:

  determining the compensation package for our executive officers (other than our Chief Executive Officer);

  reviewing and making recommendations to the Board with respect to the compensation of our directors and Chief Executive Officer;

  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

  evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and recommending the compensation level of our chief executive officer based on this evaluation;

  reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements; and

  reviewing and approving any employment agreements, retirement agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits and any material amendments to the foregoing, applicable to executive officers, including the Chief Executive Officer.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Compensation Committee also has the authority and sole discretion to retain compensation consultants as it deems necessary.

The Chief Executive Officer makes recommendations concerning the performance and compensation of the Company’s other executive officers. The Committee oversees these recommendations and makes final determinations as to the other executive officers’ compensation.

Neither the Compensation Committee nor management engaged any compensation consultants during the 2010 fiscal year.

Compensation Committee Interlocks and Insider Participation

Richard B. Goodner, Charlene Spoede Budd, and Chunzhi Zhang served on the Compensation Committee during the fiscal year ended September 30, 2010. None of them was an employee, an officer, or former officer of the Company. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K during the fiscal year ended September 30, 2010. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

During the fiscal year ended September 30, 2010, our Nominating and Corporate Governance Committee consisted of our directors Richard B. Goodner, Charlene Spoede Budd and Chunzhi Zhang. Mr. Goodner served as chair of this Committee. Each director who has served or is serving on our Nominating and Corporate Governance Committee was or is “independent” as that term is defined under the NASDAQ listing standards at all times during their service on such Committee.

The Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is required under its Charter to meet at least twice a year, but met only once during the fiscal year ended September 30, 2010 because the members of this committee determined that one meeting was sufficient to carry out the committee’s responsibilities. The Nominating and Corporate Governance Committee is responsible for, among other things:

  identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

  reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, business experience, and specific areas of expertise;

  identifying and recommending to the Board the directors to serve as members of the Board’s committees;

  evaluating risk associated with management decisions and strategic direction and reporting concerns to the full Board;

  evaluating the performance of independent directors and making suggestions to the full Board concerning director qualifications and number of independent directors; and

  monitoring compliance with our Code of Business Ethics and Conduct.

Code of Business Ethics and Conduct

We have adopted a Code of Business Ethics and Conduct relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. During the fiscal year ended September 30, 2010, there were no amendments to or waivers of our Code of Business Ethics and Conduct. If we effect an amendment to, or waiver from, a provision of our Code of Business Ethics and Conduct, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on our Internet website at www.bak.com.cn or via a current report on Form 8-K. A current copy of our Code of Business Ethics and Conduct is posted on our Internet website at www.bak.com.cn.

REPORT OF THE AUDIT COMMITTEE
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Dr. Budd, the chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written Charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financial reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

During fiscal year 2010, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2010, with Company management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T; and (3) received the written disclosures and the letters from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the SEC.

/s/ The Audit Committee
Charlene Spoede Budd, Chair
Richard B. Goodner
Chunzhi Zhang

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation philosophy is to align the interests of executive management with stockholder interests and with our business strategy and success through an integrated executive compensation program that considers short-term performance, the achievement of long-term strategic goals and growth in total stockholder value. The key elements of our executive compensation philosophy are competitive base salary, annual incentive opportunities and equity participation. Our aggregate compensation package is designed to attract and retain individuals critical to the long-term success of the Company, to motivate these persons to perform at their highest levels, and to reward exceptional performance.

The compensation of our executive officers is determined by the Compensation Committee of the Board, except that the entire Board makes the final determination as to the compensation of our Chief Executive Officer. The Chief Executive Officer reviews and revises compensation proposals prepared by Human Resources and presents his recommendations to the Compensation Committee for the Committee’s ultimate review and approval. The Chief Executive Officer does not participate in Compensation Committee meetings and is not involved in decisions relating to his own compensation.

Elements of Compensation

We pay each of our named executive officers a base annual salary. Bonuses and equity incentives may also be provided to supplement base salary. The criteria for determining each of these components of compensation is described below. We do not provide retirement benefits and only minimal perquisites except as described below.

Base Salary. Base salary levels for executive officers are set forth in their individual employment agreements, and are reflected in the Summary Compensation Table below under the heading “Executive Compensation”. The Compensation Committee considered the total compensation paid by other manufacturing companies in Shenzhen, China to persons holding equivalent positions in setting base salary levels. However, the Compensation Committee did not conduct a peer group compensation analysis or target any particular compensation level in establishing the base salaries for named executive officers.

Mr. Broom’s fiscal year 2010 salary is considerably higher than the salary of the other named executive officers because of the Company’s desire to attract executives with appropriate experience. In setting Mr. Broom’s salary, the Compensation Committee considered Mr. Broom’s over twenty-five years of experience in the Li-ion battery industry as well as the level of compensation Mr. Broom received from his previous employer.

The Compensation Committee believes that any increases in base salary should be based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive’s team within the corporate structure, success in furthering corporate strategy and goals, individual management skills and responsibilities, demonstrated loyalty, and the Company’s commitment to attract and retain executives. We expect that our Compensation Committee will reward superior individual and company performance with commensurate cash and other compensation. The Compensation Committee did not increase base salary during fiscal year 2010 because of our net loss for fiscal year 2010. Salary will next be reviewed when the Compensation Committee deems appropriate, but the Compensation Committee will not review salary more frequently than on an annual basis.

Bonuses. Executives are eligible to receive a discretionary bonus pursuant to the terms of their respective employment agreements. However, in fiscal 2010 we did not set any performance targets and no discretionary bonuses were paid because the Company’s performance did not meet the management’s total satisfaction. If our Compensation Committee determines to do so in the future, bonuses may be paid on an ad hoc basis to recognize superior performance. If the Compensation Committee determines to provide bonus compensation as a regular part of our executive compensation package, it will establish performance goals for each of the executive officers and maximum bonuses that may be earned upon attainment of such performance goals. Some of the components of our key performance appraisal index that we may use to consider in establishing these performance goals include the following: Cash flow (accounts receivable, inventory, accounts payable); sales (revenue, accounts receivables collection, gross profit, customer credit management and goods delivery management); costs and expenses (financial costs, manufacturing costs, general and administrative expenses, sales and marketing expenses, research and development costs); and capital expenditures.

Equity Incentives. Named executive officers are eligible for equity awards in the form of stock options and restricted stock under our Stock Option Plan. Equity awards are granted at the discretion of the Compensation Committee. The size of an award to any individual, including named executive officers, depends in part on individual performance, including the components of our key performance appraisal index described above and any other indicators of the impact that such employee’s productivity may have on stockholder value over time. Other factors include salary level and competitive data. In addition, in determining the number of stock options or shares of restricted stock granted to each named executive officer, the Compensation Committee considers the future benefits potentially available to the named executive officers from existing awards. The number of options or restricted shares granted depend in part on the total number of unvested options and restricted shares deemed necessary to provide an incentive to that individual to remain with the Company for the long-term.

In fiscal year 2010, with the goals of aligning the interest of the Company and our employees, retaining superior personnel for positions of substantial responsibility, and promoting the growth and prosperity of the Company, the compensation committee granted the following equity awards to the following named executive officers:

  An option to purchase 100,000 shares was granted to our chief technology officer, Dr. Huanyu Mao, in connection with his employment with the Company. The exercise price is $2.43 per share. The option vests and becomes exercisable over a two- year period as follows: The option shall vest and become exercisable as to 12,500 shares on October 1, 2010, and as to an additional 12,500 shares at the end of each subsequent quarter until fully vested. The stock option award granted to Dr. Mao is reflected in the Grants of Plan-Based Awards Table below.

  An option to purchase 50,000 shares was granted to our former chief financial officer, Mr. Jun Zou, in connection with his employment with the Company. The exercise price was $2.58 per share. The option was to vest and become exercisable over a two-year period with the option vesting and becoming exercisable as to 25,000 shares on March 11, 2011 and 25,000 shares on March 11, 2012. An option to purchase 80,000 shares was also granted to Mr. Zou in connection with his employment with the Company. The exercise price was $1.58 per share. The option was to vest and become exercisable over a two-year period as follows: The option shall vest and become exercisable as to 10,000 shares on December 31, 2010, and as to an additional 10,000 shares at the end of each subsequent quarter until fully vested. Both options terminated in accordance with their terms upon Mr. Zou’s resignation effective December 10, 2010. The stock option awards granted to Mr. Zou are reflected in the Grants of Plan-Based Awards Table below.

We have no program, plan or practice of granting equity awards that coincide with the release by the Company of material non-public information.

We seek to further align management and stockholder interests by giving to executives an equity interest in our company, the value of which depends upon stock performance. The Committee believes that using restricted stock as part of the overall equity awards program better aligns the interest of management and stockholders as restricted stock closely replicates the economic characteristics of capital stock. No grants of restricted stock were made to any of our named executive officers during fiscal year 2010.

Retirement Benefits. Currently, we do not provide any company-sponsored retirement benefits or deferred compensation programs to any employee, including the named executive officers (other than a mandatory state pension scheme in which all of our employees in China participate) because it is not customary to provide such benefits and programs in China.

Perquisites. Historically, we have provided our named executive officers with minimal perquisites and other personal benefits that we believe are reasonable, such as company car-related benefits. We do not view perquisites as a significant element of compensation, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete.

For a description of our executive officers’ employment agreements, please see “Executive Compensation – Summary of Employment Agreements”.

REPORT OF THE COMPENSATION COMMITTEE
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

/s/ The Compensation Committee
Chunzhi Zhang, Chair
Charlene Spoede Budd
Richard B. Goodner

EXECUTIVE COMPENSATION

Compensation Policies and Practices

The Company has a compensation structure in place that encourages long-term performance. All bonuses are discretionary, though no bonuses have been awarded in the past. Equity compensation has historically been granted to new executives, managers, and other key employees, though all such grants vest over time and generally cease to vest once an employee’s employment with the Company terminates for any reason. Accordingly, these grants are not expected to result in risky behavior to generate short term gains on the part of these employees.

As a result, we believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table provides information regarding the compensation for each person serving as a principal executive officer or a principal financial officer of the Company during the fiscal year ended September 30, 2010, and the other most highly compensated executive officers during that period whose compensation exceeded $100,000.

			Stock	Option
Name and Principal Position	Year	Salary ($)(1)	Awards ($)(2)	Awards ($)(2)	Total ($)
Xiangqian Li, President, Chief	2010	35,232	-	-	35,232
Executive Officer	2009	35,119	1,405,000	-	1,440,119
	2008	33,814	-	769,324	803,138

Tony Shen, Former Chief Financial	2010	140,000	-	-	140,000
Officer	2009	116,389	-	-	116,389
	2008	27,051	-	298,977	326,028

Jun Zou, Former Chief Financial	2010	16,442	-	141,436	157,878
Officer	2009	-	-	-	-
	2008	-	-	-	-

Huanyu Mao, Chief Technology	2010	31,709	-	141,160	172,869
Officer	2009	31,607	-	-	31,607
	2008	30,433	-	452,470	482,903

Kenneth G. Broom, Chief Operating	2010	241,337	-	-	241,337
Officer	2009	221,145	-	-	221,145
	2008	247,775	-	206,195	453,970

________________

(1) The amounts reported in this table have been converted from Renminbi to U.S. dollars based on the average conversion rate between the U.S. dollar and Renminbi for the applicable fiscal year, or $1.00 to RMB 6.8120 (fiscal year 2010 exchange rate), $1.00 to RMB 6.8340 (fiscal year 2009 exchange rate), $1.00 to RMB 7.0976 (fiscal year 2008 exchange rate), except with respect to the salary payments to Mr. Broom and the salary payment to Mr. Shen for fiscal year 2010, which payments were in U.S. dollars.

(2) The amounts represented in the stock and option awards columns reflect the compensation expense recognized by the Company in fiscal years 2008, 2009 and 2010 determined pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123(R)”), as superseded by SFAS No. 168 “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (“SFAS No. 168”), as superseded by The FASB Accounting Standards CodificationTM (“ASC”), now included in ASC Topic 718 (“ASC 718”), and no forfeitures are assumed. The assumptions used to calculate the value of option and restricted stock awards are set forth under Note 20 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010. Also see “Grants of Plan-Based Awards Table” for more detail regarding equity grants to named executive officers in fiscal year 2010.

Summary of Employment Agreements

The base salary shown in the Summary Compensation Table is described in each named executive officer’s respective employment agreement. The material terms of those employment agreements are summarized below.

With the exception of Messrs. Broom and Shen, the named executive officers entered into the Company’s standard employment agreement. On December 20, 2006, Shenzhen BAK entered into a non-standard employment agreement with Mr. Broom in connection with his employment in Canada as Executive Vice President for BAK Canada Ltd. Mr. Broom’s employment agreement entitles him to a grant of 100,000 stock options, an allowance for monthly car expenses, and the cost of legal representation and indemnification for damages in the event Mr. Broom’s prior employer files any claims or demands against him relating to his employment with the Company. In the event the Company terminates Mr. Broom’s employment without cause prior to the expiration of the minimum two-year term of the agreement, he is entitled to a lump sum payment or salary continuation equal to the amount he would have received had no termination occurred. Neither the Company nor Mr. Broom has incurred any legal costs or damages relating to Mr. Broom’s former employment. The compensation terms of Mr. Broom’s agreement have not changed since his appointment as Chief Operating Officer of the Company.

The Company entered into a standard employment agreement with Mr. Shen on May 13, 2007. In October, 2009, the Company entered into a letter agreement with Mr. Shen which modified certain terms in his employment agreement. The letter agreement required the Company to provide compensation to Mr. Shen at the contractually agreed upon rate until at least April 25, 2010 and required sixty days written notice of termination thereafter. In addition, Mr. Shen’s monthly compensation was set at an annual rate of $240,000, payable monthly. In the event the Company terminated Mr. Shen’s employment without cause prior to the expiration of the minimum extension term to April 25, 2010, he was entitled to a lump sum payment or salary continuation equal to the amount he would have received had no termination occurred. The letter agreement also confirmed that the term of Mr. Shen’s contract had been automatically extended through May 13, 2010.

Material Terms of Standard Employment Agreement. With the exception of Mr. Li, whose employment agreement has a three-year initial term, we entered into employment agreements with two-year initial terms with our named executive officers with standard employment agreements. We entered into the employment agreement with Messrs. Li and Mao on June 30, 2006, with Mr. Shen on May 13, 2007, with Mr. Zou on March 25, 2010, and renewed the agreement with Dr. Mao on June 30, 2008. Each of our standard employment agreements is automatically extended by a year at the expiration of the initial term and at the expiration of every one-year extension, until terminated in accordance with the termination provisions of the agreements, which are described below.

Our standard employment agreement permits us to terminate the executive’s employment for cause, at any time, without notice or remuneration, for certain acts of the executive, including but not limited to a conviction or plea of guilty to a felony, negligence or dishonesty to our detriment and failure to perform agreed duties after a reasonable opportunity to cure the failure. An executive may terminate his employment upon one-month written notice if there is a material reduction in his authority, duties and responsibilities or if there is a material reduction in his annual salary before the next annual salary review. Furthermore, we may terminate the executive’s employment at any time without cause by giving a one-month advance written notice to the executive officer. If we terminate the executive’s employment without cause, the executive will be entitled to a termination payment of up to three months of his or her then base salary, approximately $2,364 to $8,863, depending on the length of such executive’s employment with us (except as described above with respect to Mr. Shen’s modified agreement executed in October 2009). Specifically, the executive will receive salary continuation for: (i) one month following a termination effective prior to the first anniversary of the effective date of the employment agreement; (ii) two months following a termination effective prior to the second anniversary of the effective date; and (iii) three months following a termination effective prior to or any time after the third anniversary of the effective date. The employment agreements provide that the executive will not participate in any severance plan, policy, or program of the Company.

Our standard employment agreement contains customary non-competition, confidentiality, and non-disclosure covenants. Each executive officer has agreed to hold, both during and after the employment agreement expires or is earlier terminated, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment, any confidential information, technical data, trade secrets and know-how of our company or the confidential information of any third party, including our affiliated entities and our subsidiaries, received by us. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice and to assign all right, title and interest in them to us. In addition, each executive officer has agreed to be bound by non-competition restrictions set forth in his or her employment agreement. Specifically, each executive officer has agreed not to, while employed by us and for a period of one year following the termination or expiration of the employment agreement, approach our clients, customers or contacts or other persons or entities, and not to interfere with the business relationship between us and such persons and/or entities;

  assume employment with or provide services as a director for any of our competitors, or engage in any business which is in direct or indirect competition with our business; or

  solicit the services of any of our employees.

Grants of Plan-Based Awards For Fiscal Year 2010

The following table sets forth information regarding grants of awards to named executive officers during the year ended September 30, 2010:

			All Other Option	Exercise or	Grant Date
		All Other Stock	Awards: Number of	Base Price	Fair Value
		Awards: Number	Securities	of Option	of Stock and
		of Shares of	Underlying Options	Awards	Options
Name	Grant Date	Stock or Units (#)	(#) (1)	($/share)	Awards
Huanyu Mao	April 8, 2010	-	100,000(2)	$2.43	141,160
Jun Zou	March 11, 2010	-	50,000(3)	$2.58	75,452
	July 23, 2010	-	80,000(4)	$1.58	65,984

(1) Grants under the Stock Option Plan are also described in the Outstanding Equity Awards at Fiscal Year-End Table below.

(2) On April 8, 2010, Dr. Mao was granted an option to purchase 100,000 shares of the Company’s Common Stock under the Stock Option Plan. The option vests and becomes exercisable over a two-year period with the option vesting and becoming exercisable as to 12,500 shares on October 1, 2010 and as to an additional 12,500 shares at the end of each subsequent quarter until fully vested.

(3) On March 11, 2010, Mr. Zou was granted an option to purchase 50,000 shares of the Company’s Common Stock under the Stock Option Plan. The option was to vest and become exercisable over a two-year period with the option vesting and becoming exercisable as to 25,000 shares on March 11, 2011 and 25,000 shares on March 11, 2012. The option terminated in accordance with its terms upon Mr. Zou’s resignation on December 10, 2010.

(4) On July 23, 2010, Mr. Zou was granted an option to purchase 80,000 shares of the Company’s Common Stock under the Stock Option Plan. The option was to vest and become exercisable over a two-year period with the option vesting and becoming exercisable as to 10,000 shares on December 31, 2010 and as to an additional 10,000 shares at the end of each subsequent quarter until fully vested. The option terminated in accordance with its terms upon Mr. Zou’s resignation on December 10, 2010.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table sets forth the equity awards outstanding at September 30, 2010 for each of the named executive officers.

Option Awards					Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised			Stock That	Units of Stock
	Options (#)	Options (#)	Option Exercise	Option	Have Not	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)

Xiangqian Li (1)	810,000	270,000	4.18	May 28, 2013	-	-
					400,000	732,000
Tony Shen(2)	-	-	-	-	-	-
Jun Zou (3)	-	-	-	-	-	-
Huanyu Mao (4)	200,000	-	6.25	May 16, 2011	-	-
	166,670	33,330	4.30	January 28, 2013	-	-
	-	100,000	2.43	September 30, 2017	-	-
Kenneth G. Broom (5)	33,334	6,666	4.30	January 28, 2013	-	-
	75,000	25,000	3.268	July 1, 2013	-	-

(1) Mr. Li was conditionally granted an option to purchase 1,080,000 shares of our common stock on May 29, 2008 under the Stock Option Plan. The issuance of the option was subject to stockholder approval of the amendment of the Stock Option Plan to increase the number of shares available for issuance thereunder. On July 28, 2008, our stockholders approved certain amendments to the Stock Option Plan, including an amendment increasing the total number of shares available for issuance under the Plan from 4,000,000 to 8,000,000. As a result, Mr. Li became entitled to the option. The option is subject to a three-year vesting schedule, with the first 1/12 vesting on the last day of the full fiscal quarter following the date of grant (September 30, 2008), and the remaining 11/12 vesting in eleven equal installments on the last day of each following fiscal quarter. The exercise price, $4.18, is equal to the average closing price of the five trading days preceding May 29, 2008, the date the grant was conditionally approved. The option expires on May 28, 2013. Mr. Li was also granted 500,000 restricted shares of the Company’s common stock, par value $0.001, under the Stock Option Plan. The restricted stock is subject to a five-year vesting schedule. It vests in twenty equal quarterly installments on the first day of each fiscal quarter beginning on October 1, 2009.

(2) On June 25, 2007, Mr. Shen was granted an option to purchase 80,000 shares of Common Stock at a price of $3.35 per share. The option vests over two years, with 10,000 shares vesting on the last day of each fiscal quarter following the grant date, with the first vesting date occurring on June 30, 2007. On January 28, 2008, Mr. Shen was granted an option to purchase 120,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable over a three-year period with the option vesting and becoming exercisable as to 1/12 of the total shares every three months beginning on April 28, 2008. Mr. Shen stepped down from his position as Chief Financial Officer on March 25, 2010, and in connection therewith all of his options terminated in accordance with their terms.

(3) On March 11, 2010, Mr. Zou was granted an option to purchase 50,000 shares of Common Stock at a price of $2.58 per share. The option vests and becomes exercisable over a two-year period with the option vesting and becoming exercisable as to 25,000 shares on March 11, 2011 and 25,000 shares on March 11, 2012. On July 23, 2010, Mr. Zou was granted an additional option to purchase 80,000 shares of Common Stock at a price of $1.58 per share. The option vests and becomes exercisable over a two-year period as follows: The option shall vest and become exercisable as to 10,000 shares on December 31, 2010, and as to an additional 10,000 shares at the end of each subsequent quarter until fully vested. In connection with Mr. Zou’s resignation on December 10, 2010, both options terminated on such date in accordance with their terms.

(4) Dr. Mao was granted an option to purchase 200,000 shares of Common Stock on May 16, 2005, at a price of $6.25 per share, 40% of which vested on July 1, 2007, an additional 30% of which vested on January 1, 2008, and the final 30% of which vested on July 1, 2008. Any unvested portion of the option is subject to forfeiture if Dr. Mao is no longer employed by the Company. On January 28, 2008, Dr. Mao was granted an option to purchase an additional 200,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 16,667 shares on April 28, 2008, an additional 16,667 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 16,663 shares on January 28, 2011. On April 8, 2010, Dr. Mao was granted an option to purchase an additional 100,000 shares of Common Stock at a price of $2.43 per share. The option vests and becomes exercisable over a two-year period as follows: The option shall vest and become exercisable as to 12,500 shares on October 1, 2010, and as to an additional 12,500 shares at the end of each subsequent quarter until fully vested.

(5) On June 25, 2007, Mr. Broom was granted an option to purchase 100,000 shares of Common Stock at a price of $3.268 per share. The option vests over four years, with 25,000 shares vesting on July 1 of each year and with the first vesting date occurring on July 1, 2008. On January 28, 2008, Mr. Broom was granted an option to purchase 40,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 3,334 shares on April 28, 2008, an additional 3,334 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 3,326 shares on January 28, 2011.

Option Exercises and Stock Vested

Although some of our named executive officers had stock options that vested during the year ended September 30, 2010, none of our named executive officers exercised options during the year ended September 30, 2010. Except Mr. Li, none of our named executive officers’ stock awards vested during the year ended September 30, 2010.

The following table sets forth information regarding options exercised and stock vested for each of our named executive officers on an aggregated basis during the fiscal year ended September 30, 2010.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Xiangqian Li	-	-	100,000	280,000

Potential Payments upon Termination or Change in Control

We do not have change-in-control or severance agreements with our named executive officers. However, (i) each named executive officer’s employment agreement provides a payment to the named executive officer on account of the Company’s termination of his employment without cause and (ii) the Stock Option Plan provides that all outstanding options will automatically accelerate and become fully exercisable upon a change in control, except to the extent that those options are to be assumed or replaced by the successor company. In addition, the Stock Option Plan provides that the committee administering the Stock Option Plan has the authority to accelerate vesting of the shares of Common Stock subject to outstanding options held by any optionee in connection with the involuntary termination of that individual’s employment within 18 months following a change in control in which the options are assumed or replaced.

The following table reflects amounts payable to our named executive officers (1) assuming their employment was terminated without cause on September 30, 2010, and (2) assuming a change in control on September 30, 2010 or involuntary termination within 18 months of a change in control.

	Termination Without	Change in
Name	Cause ($)	Control(1)($)
Xiangqian Li	8,863(2)	634,500
Tony Shen	7,091(3)	-
Jun Zou	2,364(4)	20,000
Huanyu Mao	7,977(2)	82,325
Kenneth G. Broom	61,943(5)	52,,415

(1) Amounts in this column reflect the value of unvested options that would be accelerated upon (i) a change of control if the options are not assumed by the successor corporation and (ii) involuntary termination within 18 months following a change in control in which the named executive officer’s options were assumed or replaced. Amounts are calculated based on (i) the difference between (a) the closing market price of a share of the Company’s common stock on September 30, 2010 and (b) the exercise price per share for an option grant, (ii) multiplied by the number of shares subject to the option grant. There is no acceleration of restricted shares.

(2) In accordance with their employment agreements, Messrs. Li and Mao, if terminated without cause on the last day of the 2010 fiscal year, would each have been entitled to three months of salary continuation in one lump sum from the Company, subject to his compliance with certain confidentiality, non-disclosure, intellectual property, and non-compete provisions. All other benefits, if any, due to Mr. Li or Dr. Mao, would be determined in accordance with the plans, policies and practices of the Company, provided that neither Mr. Li nor Dr. Mao would be entitled to any other severance plan, policy or program of the Company.

(3) In accordance with his employment agreement, Mr. Shen, if terminated without cause on the last day of the 2010 fiscal year, would have been entitled to three months of salary continuation in one lump sum from the Company, subject to his compliance with certain confidentiality, non-disclosure, intellectual property, and non-compete provisions. All other benefits, if any, due to Mr. Li or Dr. Mao, would be determined in accordance with the plans, policies and practices of the Company, provided that neither Mr. Li nor Dr. Mao would be entitled to any other severance plan, policy or program of the Company.

(4) In accordance with his employment agreement, Mr. Zou, if terminated without cause on the last day of the 2010 fiscal year, would have been entitled to one month of salary continuation in one lump sum from the Company, subject to his compliance with certain confidentiality, non-disclosure, intellectual property, and non-compete provisions. All other benefits, if any, due to Mr. Li or Dr. Mao, would be determined in accordance with the plans, policies and practices of the Company, provided that neither Mr. Li nor Dr. Mao would be entitled to any other severance plan, policy or program of the Company.

(5) The amount is equal to the amount Mr. Broom would be paid if he continued to be employed for the remainder of the term of his employment agreement.

Compensation of Directors – 2010

Effective May 9, 2006, our stockholders approved the Compensation Plan for Non-Employee Directors, or the Directors Plan. During fiscal year 2010, eligible directors were paid approximately $20,000 as their annual retainer fee under the Directors Plan, except that the director with the additional responsibility of chairing the Audit Committee was paid an additional $5,000. In each case, the annual retainer fee under the Directors Plan is subject to adjustments determined by our Board from time to time. Pursuant to the Directors Plan, during fiscal year 2010 each independent director was eligible to be granted 5,000 restricted shares of our common stock for serving as a director.

	Fees Earned or Paid
Name	in Cash ($)	Stock Awards ($)(1)	Total ($)
Charlene Spoede Budd	25,000	8,400(2)	33,400
Chunzhi Zhang	20,000	8,400(2)	28,400
Richard B. Goodner	20,000	8,400(2)	28,400

_______________

(1) The amounts represented in the stock awards column reflect the compensation expense recognized by the Company in fiscal year 2010 determined pursuant to SFAS 123(R), as superseded by SFAS No. 168, as superseded by the ASC, now included in ASC 718, and no forfeitures are assumed. The assumptions used to calculate the value of the restricted stock awards are set forth under Note 20 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

(2) Granted 5,000 shares of our restricted common stock on July 1, 2010 as compensation for their services as a director pursuant to the Directors Plan.. These restricted shares were to be subject to a one-year vesting schedule, with the first 25% vesting on the grant date, and the remaining 75% vesting in three installments on the last day of each following full quarter. The first 25% of the restricted shares was issued as fully paid common stock of the Company. Pursuant to our practice of issuing shares pursuant to the Directors Plan on a quarterly basis instead of in one lump sum, during fiscal year 2010 we only issued 1,250 shares of restricted stock to each director. In addition, in connection with the change of directors’ compensation effective January 1, 2011 described below, each of the directors subsequently waived all rights to 2,500 shares of his or her total grant.

Dr. Budd received a $25,000 retainer fee because of the added responsibility of serving as the chairperson of our Audit Committee during fiscal year 2010.

We do not maintain a medical, dental or retirement benefits plan for the directors.

We have not compensated, and will not compensate, our non-independent directors, Mr. Xiangqian Li and Dr. Huanyu Mao, for serving as our directors, although they are entitled to reimbursements for reasonable expenses incurred in connection with attending our board meetings.

The directors may determine remuneration to be paid to the directors with interested members of the Board refraining from voting. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors.

Changes in Director Compensation in Fiscal Year 2011

In December 2010, our Board of Directors unanimously approved a change in the annual retainer fee for independent directors in accordance with the Directors Plan. Effective January 1, 2011, our independent directors will be paid an annual retainer fee of $45,000. The chair of the Audit Committee will continue to receive an additional $5,000 in recognition of the added responsibility of this position In connection with this change, the Board unanimously determined that the independent directors will no longer receive an annual issuance of restricted shares under the Directors Plan. Each of the independent directors has waived all rights to such annual issuances, including with respect to 2,500 of the shares that were to be issued to each of the independent directors during calendar year 2011 in connection with their grants on July 1, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, certain executive officers and persons beneficially owning more than 10% of our Common Stock must report their initial ownership of the Common Stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of such reports filed with the SEC and written representations of our directors and executive offers, we believe that all persons subject to reporting filed the required reports on time in fiscal year 2010, except as previously disclosed and as follows: (i) a late Form 3 report filed by Jun Zou on April 8, 2010 to report his appointment as chief financial officer; (ii) a late Form 4 report filed by Chunzhi Zhang on August 4, 2010 to report the grant of 5,000 restricted shares of common stock pursuant to the Company’s Compensation Plan for Non-Employee Directors; (iii) a late Form 4 report filed by Richard B. Goodner on August 4, 2010 to report the grant of 5,000 restricted shares of common stock pursuant to the Company’s Compensation Plan for Non-Employee Directors; (iv) a late Form 4 report filed by Charlene Spoede Budd on August 4, 2010 to report the grant of 5,000 restricted shares of common stock pursuant to the Company’s Compensation Plan for Non-Employee Directors; and (iv) a late Form 4 report filed by Huanyu Mao on April 22, 2010 to report the grant of an option to purchase 100,000 shares of common stock pursuant to the Company’s Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have several outstanding short-term bank loans, long term bank loans and bills payable to (i) Agricultural Bank of China (Shenzhen Eastern Branch), (ii) Bank of Communications (Shenzhen Caitian Branch), (iii) Shenzhen Development Bank (Longgang Branch), (iv) China CITIC Bank (Shenzhen Longgang Branch), (v) Bank of China (Shenzhen Branch), (vi) China Development Bank (Shenzhen Branch), (vii) China Everbright Bank (Shenzhen Nanshan Branch), (viii) Shenzhen Hi-Tech District Branch, Industrial Bank, and (ix) Tianjin Branch, Bank of Dalian, respectively, the proceeds of which were used primarily to fund the operations of our manufacturing facility located at the BAK Industrial Park and for general working capital requirements. At September 30, 2010, we had aggregate amounts due and payable under these debt arrangements of $222.1 million, including short-term bank loans of $137.4 million, long-term bank loans of $11.9 million maturing within one year, long-term bank loans of $29.9 million maturing in over one year, and bills payable of $42.9 million. As of September 30, 2010, the debt arrangements bore interest at rates ranging from 4.779% to the benchmark rate of the PBOC on the date of the loan agreement per annum and had maturity dates ranging from five to seventy-three months. Each loan is guaranteed by Mr. Li, our director, Chairman, President, and Chief Executive Officer. Mr. Li did not receive nor is entitled to receive any consideration for the above-referenced guarantees, and we are not independently obligated to indemnify any of those guarantors for any amounts paid by them pursuant to any guarantee.

Policies and Procedures Relating to Transactions with Related Persons. Our current written policies and procedures for review, approval or ratification of relationships or transactions with related persons are set forth in our Code of Business Ethics and Conduct, our Audit Committee Charter, our Nominating and Corporate Governance Committee Charter, and our Board of Directors Charter.

Our Board of Directors Charter requires that our Board of Directors monitor and manage potential conflicts of interest of management and the Board and assume other responsibilities as may be required from time to time. As permitted under the Company’s Bylaws, the Board has delegated some of these responsibilities to the Board’s Audit Committee and Nominating and Corporate Governance Committee. Our Audit Committee Charter provides that the Audit Committee is responsible for establishing procedures for the approval of and approve the entry of the Company into any and all related party transactions between the Company and any executive officer or director that would potentially require disclosure pursuant to Item 404 of SEC Regulation S-K. The Audit Committee Charter also mandates that the Audit Committee must approve the entry of the Company into any such related party transaction. Our Nominating and Corporate Governance Committee Charter provides that the Nominating and Corporate Governance Committee is responsible for reviewing and assessing the adequacy of the Company’s Code of Business Ethics and Conduct and other internal policies and guidelines and monitor whether the principles described therein are being incorporated into the Company’s culture and business practices.

Our Code of Business Ethics and Conduct provides a number of specific procedures, requirements, and prohibitions relating to related party transactions. It prohibits directors, officers and employees from accepting simultaneous employment with a Company supplier, customer, developer, or competitor, or from taking part in any activity that enhances or supports a competitor’s position. All directors, officers and employees must disclose to the Company any interest that may conflict with the Company. A director, officer and employee may accept a position as a director of another company only if he or she obtains approval from the Board of Directors; the other company does not compete with the Company; and any compensation received in this capacity is commensurate with its responsibilities.

Our Code of Business Ethics and Conduct generally requires directors, officers, and employees of the Company to avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant manner. Where a Company director, officer or employee believes that such a transaction is unavoidable, he or she must fully disclose it to the Company’s Chief Executive Officer. If the Chief Executive Officer deems it material to the Company, the Nominating and Corporate Governance Committee must review and provide advance written approval for such transactions. The Board subsequently re-assigned part of this responsibility to the Audit Committee pursuant to the Audit Committee Charter. The most significant related party transactions, especially those involving the Company’s directors or executive officers, must be reviewed and approved in writing in advance by the Company’s Board of Directors. The Board also delegated part of this function to the Audit Committee under the Audit Committee Charter, as explained above. The Company must report all such material related party transactions under applicable accounting rules, federal securities laws, SEC rules and regulations, and securities market rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given.

In addition, our Code of Business Ethics and Conduct discourages the employment of relatives and significant others in positions or assignments within the same department and prohibits the employment of such persons in positions that have influence (e.g., an auditing or control relationship, or a supervisor/subordinate relationship). The Human Resources Department of the Company is primarily responsible for administering this aspect of our related party transactions policy. If any covered relationship develops or exists between two employees, the senior employee must advise his or her supervisor. The Company may separate the employees either by reassignment or termination, if necessary.

Our Code of Business Ethics and Conduct also requires that the Company’s Law Affairs Department must review and approve any contract with any government entity. Directors, officers, employees, agents, and contractors are prohibited from entering into or attempting to enter in anti-competitive agreements, or even discussing or exchanging information about them. The Company’s Law Affairs Department must review any legitimate joint venture or other agreement with a competitor of the Company before the Company enters into any such agreement or arrangement.

Our Code of Business Ethics and Conduct permits waivers of the above policies and procedures as to directors or executive officers only if they are approved in writing by the Board of Directors and promptly disclosed. Any waiver with respect to any employee, agent or contractor must be approved in writing by the Company’s Law Affairs Department. Under its Charter, our Nominating and Corporate Governance Committee is also responsible for reviewing requests for any waivers and recommending to the Board whether a particular request should be granted.

Any type of related party transaction not expressly covered by the above policies and procedures is subject to the review and approval of our Board of Directors.

There were no related party transactions since the beginning of the fiscal year ended September 30, 2010 for which our policies and procedures did not require review, approval or ratification, or where our policies and procedures were not followed.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PKF to serve as the independent registered public accounting firm of the Company for the fiscal year ended September 30, 2011.

We are asking our stockholders to ratify the selection of PKF as our independent registered public accounting firm. The proposal will be ratified if stockholders cast more votes “for” the proposal than votes “against” the proposal. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PKF to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment at the Annual Meeting, the Audit Committee may reconsider this appointment.

Representatives of PKF will be available via teleconference during the Annual Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Annual Meeting.

Auditor Fees and Services

Audit Fees

PKF has billed us $212,500, in the aggregate, for professional services rendered to audit our annual financial statements for the fiscal year ended September 30, 2010, and to review the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended September 30, 2010. In fiscal year 2010, PKF’s audit fees also included fees for professional services rendered for the audit of the effectiveness of our internal control over financial reporting. For similar services rendered during the fiscal year ended September 30, 2009, PKF billed us $175,000 in the aggregate.

Audit-Related Fees

PKF billed us $5,967, in the aggregate, for charges for consent services for registration statement filings for the fiscal year ended September 30, 2010. PKF billed us $43,416, in the aggregate, for charges for consent services for registration statement filings for the fiscal year ended September 30, 2009.

Tax Fees

We were not billed for any services for professional services rendered by PKF for tax compliance, tax advice, or tax planning for either of our fiscal years ended September 30, 2010 or September 30, 2009.

All Other Fees

We were not billed for any other products or services provided by PKF for either of our fiscal years ended September 30, 2010 or September 30, 2009.

Pre-Approval Policies and Procedures

All auditing services, internal control-related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor must be approved by the Audit Committee in advance, except non-audit services (other than review and attestation services) if such services fall within exceptions established by the SEC. The Audit Committee will pre-approve any permissible non-audit services to be provided by the Company’s independent auditors on behalf of the Company that do not fall within any exception to the pre-approval requirements established by the SEC. The Audit Committee may delegate to one or more members the authority to pre-approve permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Audit Committee at its next meeting. All of our accountants’ services described above were pre-approved by the Audit Committee or by one or more members under the delegate authority described above.

The Board of Directors recommends a vote FOR ratification of the selection of PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recent legislation, the Company is providing stockholders with an advisory (non-binding) vote to approve compensation programs for our named executive officers (sometimes referred to as “say on pay”) as required by the Exchange Act. Accordingly, you may vote on the following resolution at the 2011 annual meeting:

“Resolved, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed under “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is nonbinding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under “Compensation Discussion and Analysis”, our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE
COMPENSATION

In accordance with recent legislation, in addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is providing stockholders with an advisory (non-binding) vote on how frequently the Company should seek an advisory vote on executive compensation as required by the Exchange Act. The stockholders may indicate whether they prefer that an advisory vote on the compensation of the named executive officers be held every one, two or three years.

The Board believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to “Stockholder Communications” in this Proxy Statement for information about communicating with the Board.

The proxy card provides stockholders with the opportunity to choose among four options (one year, two years, three years, or abstain) for the following resolution:

“Resolved, that the option of once every one year, two years, or three years that receives the highest number of votes will be determined to be the stockholders’ preferred frequency with which the Company would hold a non-binding advisory stockholder vote to approve the compensation of the named executive officers, as disclosed in the Company’s proxy statements.”

This advisory vote on the frequency of the “say on pay” vote is nonbinding. The Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation but may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote more or less frequently than the stockholders’ preferred frequency.

The Board of Directors unanimously recommends that you vote for the option of “3 years” for the frequency of future advisory votes on executive compensation.

OTHER INFORMATION

The Report of the Compensation Committee and the Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District, Shenzhen 518119, People’s Republic of China, no later than September 30, 2011 or, if the date of the 2012 annual meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Rule 14a-4 under the Exchange Act governs the use by the Company of discretionary voting authority with respect to stockholder proposals submitted outside the process of Rule 14a-8. Rule 14a-4(c)(1) provides that, if the proponent of a stockholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing the prior year’s proxy statement, the proxies of the Company’s management would be permitted to use their discretionary authority to vote on this proposal at the Company’s next annual meeting of stockholders. For purposes of the Company’s 2012 annual meeting, the deadline is December 14, 2011 or, if the date of the 2011 annual meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting. Notifications must be received by the applicable deadline by the Secretary of the Company at BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District, Shenzhen 518119, People’s Republic of China.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at www.bak.com.cn after it is filed with the SEC.

January 28, 2011	By Order of the Board of Directors

/s/ Ke Marcus Cui
Secretary

CHINA BAK BATTERY, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 9, 2011

__________________________________

Annual Meeting Proxy Card

__________________________________

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CHINA BAK BATTERY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 28, 2011, and hereby constitutes and appoints Mr. Xiangqian Li, the Company’s Chairman, President and Chief Executive Officer, and Mr. Ke Marcus Cui, the Company’s Interim Chief Financial Officer, Secretary and Treasurer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders to be held on March 9, 2011, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters: The undersigned hereby instructs said proxies or their substitutes:

The Board of Directors recommends that you vote FOR the following:

1.	Elect as Directors the nominees listed below:

[  ] Xiangqian Li
[  ] Huanyu Mao
[  ] Richard B. Goodner
[  ] Charlene Spoede Budd
[  ] Chunzhi Zhang

Withhold authority for the following:

[  ] Xiangqian Li
[  ] Huanyu Mao
[  ] Richard B. Goodner
[  ] Charlene Spoede Budd
[  ] Chunzhi Zhang

The Board of Directors recommends that you vote FOR the following:

2.	Approve the ratification of PKF as the Company’s independent registered public accounting firm for fiscal year 2011.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

The Board of Directors recommends that you vote FOR the following:

3.	Approve, on an advisory basis, the Company’s executive compensation for the fiscal year 2010.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

The Board of Directors recommends that you vote for a “3 Year” frequency:

4.	An advisory vote on the frequency of holding an advisory vote on executive compensation.

1 Year [ ]	2 Years [ ]	3 Years [ ]	ABSTAIN [ ]

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL ONE, FOR PROPOSAL TWO, FOR PROPOSAL THREE, AND FOR “3 YEARS” WITH RESPECT TO PROPOSAL FOUR. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED JANUARY 28, 2011 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated January 28, 2011, and the 2010 Annual Report, and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

If you are voting by mail, please sign, date and mail this proxy immediately in the enclosed envelope. You are also permitted and encouraged to vote online by following the instructions on the Notice of Internet Availability of Proxy Materials that was separately mailed to you.

Name

Name (if joint)

Date _____________, 2011

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope, if mailed in the United States.